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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     March 28, 2002
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                    Wells Real Estate Investment Trust, Inc.
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             (Exact name of registrant as specified in its charter)


                                    Maryland
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                 (State or other jurisdiction of incorporation)


         0-25739                                      58-2328421
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(Commission File Number)                     (IRS Employer Identification No.)


          6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code     (770) 449-7800
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          (Former name or former address, if changed since last report)

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Item 2. Acquisition of Assets

The Transocean Houston Building

     On March 15, 2002, Wells Operating Partnership, L.P. ("Wells OP"), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of Wells Real Estate Investment Trust, Inc. ("Registrant"), purchased a six-story office building containing approximately 156,000 rentable square feet located in Houston, Harris County, Texas ("Transocean Houston Building") for a purchase price of $22,000,000, plus closing costs.

     The Transocean Houston Building was completed in 1999 and is located at 1311 Broadfield Avenue in Houston, Harris County, Texas. The Transocean Houston Building is leased to Transocean Deepwater Offshore Drilling, Inc. ("Transocean") and Newpark Drilling Fluids, Inc. ("Newpark").

     The Transocean lease covers approximately 103,260 rentable square feet and is a net lease (i.e., operating costs and maintenance costs are paid by the tenant) that commenced in December 2001 and expires in March 2011. The initial annual base rent payable under the Transocean lease is $2,110,035. Transocean, at its option, has the right to extend the initial term of its lease for either
(i) two additional five-year periods, or (ii) one additional ten-year period, at the then-current market rental rate. In addition, Transocean has an expansion option and a right of first refusal for up to an additional 51,780 rentable square feet.

     The Newpark lease covers approximately 52,731 rentable square feet and is a net lease that commenced in August 1999 and expires in August 2009. The current annual base rent payable under the Newpark lease is $1,153,227.

The Novartis Atlanta Building

     On March 28, 2002, Wells OP purchased a four-story office building containing approximately 100,000 rentable square feet located in Duluth, Fulton County, Georgia ("Novartis Atlanta Building") for a purchase price of $15,000,000, plus closing costs. The Novartis Atlanta Building was completed in 2001 and is located at 11695 Johns Creek Parkway, in Duluth, Metropolitan Atlanta, Georgia.

     The entire Novartis Atlanta Building is leased to Novartis Opthalmics, Inc. ("Novartis"). The Novartis lease is a net lease that commenced in August 2001 and expires in July 2011. The parent of Novartis, Novartis Corporation, has guaranteed the Novartis lease. The current annual base rent payable under the Novartis lease is $1,426,240. Novartis, at its option, has the right to extend the initial term of its lease for three additional five-year periods at the then-current market rental rate. In addition, Novartis may terminate the lease at the end of the fifth lease year by paying a $1,500,000 termination fee.

The Dana Corporation Buildings

     On March 29, 2002, Wells OP purchased all of the membership interests in Danacq Farmington Hills, LLC and DanacQ Kalamazaoo, LLC, limited liability companies which, respectively, own a three-story office and research and development building containing approximately 111,400 rentable square feet located in Farmington Hills, Oakland County, Michigan ("Dana Corporation Detroit Building") and a two-story office and industrial building containing approximately 147,000 rentable square feet located in Kalamazoo, Kalamazoo County, Michigan ("Dana Corporation Kalamazoo Building") for an aggregate purchase price of $42,902,495, plus closing costs.

     The Dana Corporation Detroit Building was completed in 1999 and is located at 27404 Drake Road, Farmington Hills, Michigan. The entire Dana Corporation Detroit Building is leased to Dana Corporation ("Dana"). The Dana Detroit lease is a net lease that commenced in October 2001 and expires in October

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2021. The current annual base rent payable under the Dana Detroit lease is
$2,330,600. Dana, at its option, has the right to extend the initial term of its lease for six additional five-year periods at the then-current market rental rate. Dana may terminate the lease at any time during the initial lease term after the 11/th/ lease year, subject to certain conditions.

     The Dana Corporation Kalamazoo Building was completed in 1999 and is located at 6938 Elm Valley Drive, Kalamazoo, Michigan. The entire Dana Corporation Kalamazoo Building is also leased to Dana. The Dana Kalamazoo lease is a net lease that commenced in October 2001 and expires in October 2021. The current annual base rent payable under the Dana Kalamazoo lease is $1,842,800. Dana, at its option, has the right to extend the initial term of its lease for six additional five-year periods at the then-current market rental rate. Dana may terminate the lease at any time during the initial lease term after the sixth lease year and before the 19/th/ lease year, subject to certain conditions.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements. Since it is impracticable to provide the required
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financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before June 9, 2002, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

     (b) Pro Forma Financial Information. See Paragraph (a) above.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WELLS REAL ESTATE INVESTMENT
                                        TRUST, INC. (Registrant)


                                        By: /s/ Leo F. Wells, III
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                                            Leo F. Wells, III
                                            President

Date:  April 9, 2002

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